        Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer
D. Neil Dauby, President and Chief Operating Officer
Bradley M Rust, Senior Executive Vice President and Chief Financial Officer
(812) 482-1314

1 of 17

APRIL 26, 2021     GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS FIRST QUARTER 2021 EARNINGS.
Jasper, Indiana: April 26, 2021 -- German American Bancorp, Inc. (NASDAQ: GABC) reported first quarter 2021 earnings of $19.6 million, or $0.74 per share. This level of strong quarterly earnings represented an increase of $7.1 million, or approximately 57% on a per share basis, from 2020 first quarter earnings of $12.5 million, or $0.47 per share.

The first quarter 2021 earnings growth was driven by a number of factors including improved net interest income, lower provision for credit losses and increased non-interest revenue which was partially offset by a modestly higher level of non-interest expense.

Net interest income increased $2.7 million in the first quarter of 2021 compared to the same period of 2020. This increase was attributable to a $766 million, or 19%, increase in average total interest earning assets in the first quarter 2021 relative to that in the first quarter of 2020 partially offset by a reduction in the level of the Company’s net interest margin to 3.41% in 2021 from 3.74% in 2020. The elevated level of average earning assets was driven by a $747 million, or 21%, increase in average deposits from customers throughout the Company’s footprint. On an end-of-period basis, total deposits increased by $900 million, or 26%, as of March 31, 2021 compared to period-end total deposits at March 31, 2020.

During the first quarter of 2021, the provision for credit losses declined by $6.7 million compared to the same period of 2020. In 2020, the Company had increased its allowance for credit losses due to the developments related to the COVID-19 pandemic. The decline in the level of provision for credit losses in the first quarter of 2021 was largely impacted by a lower level of outstanding loans, exclusive of Paycheck Protection Program (“PPP”) loans, and a decline in certain adversely criticized assets during the quarter.

An additional factor contributing to the first quarter of 2021 net-income improvement was a $956 thousand increase in non-interest income. The combined net revenue improvements of approximately $10.3 million were slightly offset by a $931 thousand increase in non-interest operating expenses, which was inclusive of non-recurring expenses totaling $2.0 million related to the Company’s previously announced operating optimization plan.

Mark A. Schroeder, German American’s Chairman & CEO, stated, “After an extremely challenging 2020 due to a myriad of issues associated with the pandemic, we are very pleased to have been able to start off 2021 with extremely solid and strong first quarter performance. While the environment of historically low interest rates and net interest margins are likely to continue to be a challenge in 2021 and the coming years, we are hopeful that the worst of the economic impact of the pandemic is behind us.”

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer
D. Neil Dauby, President and Chief Operating Officer
Bradley M Rust, Senior Executive Vice President and Chief Financial Officer
(812) 482-1314

2 of 17
Schroeder continued, “Our ability to increase the level of net interest income due to our materially larger balance sheet will hopefully allow us to mitigate the impact of the low interest rate environment. Additionally, while we’ve not seen growth during the pandemic within our loan portfolio, exclusive of PPP loans, we are encouraged by the level of interest we’re seeing from customers in terms of potential future loan demand. We are also hopeful that our customers’ utilization of their existing lines of credit will again begin to increase in the coming months as they experience the need for additional operating funds in response to an elevated level of economic growth and expansion as the impact of the pandemic wanes. We look forward to the balance of 2021 and our ability to build upon our first quarter results with a cautious optimism.”

The Company also announced its Board of Directors has declared a regular quarterly cash dividend of $0.21 per share, which will be payable on May 20, 2021 to shareholders of record as of May 10, 2021.

COVID-19 Pandemic Loan Information

The Company continues its participation in the Paycheck Protection Program (“PPP”) for loans provided through the Small Business Administration (“SBA”), as established under the Coronavirus Aid, Relief and Economic Security Act (the "CARES Act"). Having previously participated in the first round of the program during 2020, the Company is also participating in the second round of the PPP that commenced in January 2021. Under the second round of the program, the Company can make new PPP loans to borrowers that did not receive PPP funds in 2020 in addition to “second draw” loans targeted at businesses that have exhausted their initial PPP proceeds. Under the PPP, the Company has lent and is lending funds primarily to its existing loan and/or deposit customers, based on a pre-determined SBA-developed formula, intended to incentivize small business owners to retain their employees. These loans carry a customer interest rate of 1.00% plus a processing fee that varies depending on the balance of the loan at origination. The vast majority of the Company's first round PPP loans have two-year maturities. The second round PPP loans have five-year maturities.

The Company originated loans totaling approximately $351.3 million in principal amount, on 3,070 PPP loan relationships, under the first round of this program. The net processing fees related to the PPP, totaled approximately $12.0 million, and are being recognized over the life of the loans. As a result of the forgiveness of the first round PPP loans which began in the fourth quarter of 2020 for the Company, remaining PPP loans outstanding totaled $97.3 million with approximately $1.2 million of net fees remaining deferred as of March 31, 2021.

The Company is also participating in the second round of the program which gives applicants until May 31, 2021 to apply for a first or second draw PPP loan and gives the SBA until June 30, 2021 to process loan

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer
D. Neil Dauby, President and Chief Operating Officer
Bradley M Rust, Senior Executive Vice President and Chief Financial Officer
(812) 482-1314

3 of 17
applications. Through March 31, 2021, the Company has originated loans totaling approximately $145.4 million in principal amount, on 2,034 PPP loan relationships, under the second round of this program. Through March 31, 2021 net processing fees related to the second round of PPP, totaled approximately $7.4 million, and are being recognized over the life of the loans. The Company is continuing to actively originate PPP loans.

In response to requests from borrowers who have experienced pandemic-related business or personal cash flow interruptions, and in accordance with regulatory guidance, the Company has made short-term loan modifications involving both partial and full payment deferrals. The table below shows the payment modifications that were still in effect as of March 31, 2021, with the majority of these credit relationships making full interest payments.

Type of Loans (dollars in thousands)	Number of Loans	Outstanding Balance	% of Loan Category (Excludes PPP Loans) As of 3/31/2021 As of 12/31/2020

Commercial & Industrial Loans	4	$4,413	0.9%	0.8%
Commercial Real Estate Loans	15	36,137	2.4%	3.0%
Agricultural Loans	—	—	—%	—%
Consumer Loans	2	40	n/m (1)	n/m (1)
Residential Mortgage Loans	2	173	0.1%	0.1%
Total	23	$40,763	1.4%	1.7%
(1) n/m = not meaningful

The Company tracks lending exposure by industry classification to determine potential risk associated with industry concentrations, if any, that could lead to additional credit loss exposure. As a result of the COVID-19 pandemic, the Company initially identified loan segments that could represent a potentially higher level of credit risk, as many of these customers may have incurred a significant negative impact to their businesses as a result of governmental stay-at-home orders and travel restrictions. At March 31, 2021, the Company had the following exposure to these potentially sensitive COVID-19 identified loan segments:

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer
D. Neil Dauby, President and Chief Operating Officer
Bradley M Rust, Senior Executive Vice President and Chief Financial Officer
(812) 482-1314

4 of 17

Industry Segment (dollars in thousands)	Number of Loans	Outstanding Balance	% of Total Loans (excludes PPP Loans)	% of Industry Segment Under Deferral

Lodging / Hotels	44	$130,599	4.5%	22.8%
Student Housing	104	86,430	3.0%	—%
Retail Shopping / Strip Centers	66	87,928	3.0%	—%
Restaurants	169	44,862	1.6%	12.8%

Balance Sheet Highlights

Total assets for the Company totaled $5.220 billion at March 31, 2021, representing an increase of $242.3 million, or 19% on an annualized basis, compared with December 31, 2020 and an increase of $896.0 million, or 21%, compared with March 31, 2020. The increase in total assets during the first quarter of 2021 compared with December 31, 2020 and March 31, 2020 has been primarily driven by significant growth of deposits.

Federal funds sold and other short-term investments increased $2.7 million as of March 31, 2021 compared with December 31, 2020 and increased $248.6 million compared with March 31, 2020. The increase as of March 31, 2021 compared with the end of the first quarter of 2020 was largely driven by deposit growth over the past year.

Securities available for sale increased $168.0 million as of March 31, 2021 compared with year-end 2020 and increased $510.1 million compared with March 31, 2020. The increase in the securities portfolio in both the first quarter of 2021 and over the past year was the result of increased levels of deposits.

March 31, 2021 total loans increased $29.0 million, or 4% on an annualized basis, compared with December 31, 2020 and increased $102.6 million, or 3%, compared with March 31, 2020. The increase in total loans at March 31, 2021 compared with year-end 2020 and March 31, 2020 was due to an increase in PPP loans. PPP loans totaled $242.7 million ($234.2 million net of deferred fees) at March 31, 2021 compared with $186.0 million in PPP loans ($182.0 million net of deferred fees) at December 31, 2020.

Excluding PPP loans, total loans declined $23.3 million, or 3% on an annualized basis, at March 31, 2021 compared with year-end 2020. Commercial real estate loans increased approximately $25.2 million during the first quarter of 2021 compared with year-end 2020 while commercial and industrial loans declined $18.7 million (excluding PPP loans) largely due to reduced utilization of lines of credit. During the first quarter of 2021 compared with year-end 2020, agricultural loans declined $29.0 million largely as a result of a reduction in the utilization of lines of credit.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer
D. Neil Dauby, President and Chief Operating Officer
Bradley M Rust, Senior Executive Vice President and Chief Financial Officer
(812) 482-1314

5 of 17

Excluding PPP loans, total loans declined $131.7 million, or 4%, at March 31, 2021 compared with March 31, 2020. The decline in total loans, excluding PPP loans, over the past year has been the result of reduced utilization of commercial and industrial lines of credit, agricultural lines of credit and home equity lines of credit combined with the pay-down of the residential loan portfolio resulting from the interest rate environment over the past year.

As previously discussed, lower levels of commercial, agricultural and home equity lines of credit balances resulting in lower line utilization rates during the first quarter of 2021 compared to both year-end 2020 and March 31, 2020 was the primary driver to overall loan portfolio declines excluding PPP loans. Outstanding commercial lines of credit balances totaled $137.9 million, or 27% utilization, at March 31, 2021 compared to $161.0 million, or 32% utilization, at year-end 2020 and $216.3 million, or 42% utilization, at March 31, 2020. Outstanding agricultural lines of credit balances and utilization totaled $68.2 million, or 44% utilization, at March 31, 2021 compared to $92.2 million, or 59% utilization, at year-end 2020 and $85.1 million, or 54% utilization, at March 31, 2020. Outstanding home equity lines of credit balances totaled $212.3 million, or 42% utilization, at March 31, 2021 compared to $219.3 million, or 44% utilization, at year-end 2020 and $224.3 million, or 47% utilization, at March 31, 2020.

End of Period Loan Balances	3/31/2021	12/31/2020	3/31/2020
(dollars in thousands)

Commercial & Industrial Loans	$728,014	$694,437	$565,780
Commercial Real Estate Loans	1,492,617	1,467,397	1,489,353
Agricultural Loans	347,231	376,186	366,286
Consumer Loans	285,485	297,702	303,447
Residential Mortgage Loans	267,634	256,276	293,550
	$3,120,981	$3,091,998	$3,018,416

Net PPP Loans (included in Commercial & Industrial Loans above)	$234,229	$181,984	$—

The Company’s allowance for credit losses totaled $45.1 million at March 31, 2021 compared to $46.9 million at year-end 2020 and $36.6 million at March 31, 2020. The allowance for credit losses represented 1.45% of period-end loans at March 31, 2021 compared with 1.52% of period-end loans at December 31, 2020 and 1.22% of period-end loans at March 31, 2020.

The Company adopted ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326) ("CECL") on January 1, 2020. Under the CECL model, certain acquired loans continue to carry a fair value discount as

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer
D. Neil Dauby, President and Chief Operating Officer
Bradley M Rust, Senior Executive Vice President and Chief Financial Officer
(812) 482-1314

6 of 17
well as an allowance for credit losses. As of March 31, 2021, the Company held net discounts on acquired loans of $6.7 million.

The allowance for credit losses declined during the quarter ended March 31, 2021, as a result of the Company recording a negative $1.5 million provision for credit losses while recording modest net charge-offs. During 2020, the allowance for credit losses increased through elevated provision for credit losses primarily due to the developments during 2020 related to the COVID-19 pandemic and the resulting impact on the economic assumptions used in the CECL model.

Non-performing assets totaled $21.3 million at March 31, 2021 compared to $21.8 million at December 31, 2020 and $19.1 million at March 31, 2020. Non-performing assets represented 0.41% of total assets at March 31, 2021 and 0.44% at both December 31, 2020, and March 31, 2020. Non-performing loans totaled $21.0 million at March 31, 2021 compared to $21.5 million at December 31, 2020 and $18.5 million at March 31, 2020. Non-performing loans represented 0.67% of total loans at March 31, 2021 compared to 0.70% at December 31, 2020 and 0.61% at March 31, 2020.

Non-performing Assets
(dollars in thousands)
	3/31/2021	12/31/2020	3/31/2020
Non-Accrual Loans	$20,994	$21,507	$18,099
Past Due Loans (90 days or more)	—	—	355
Total Non-Performing Loans	20,994	21,507	18,454
Other Real Estate	325	325	625
Total Non-Performing Assets	$21,319	$21,832	$19,079

Restructured Loans	$109	$111	$116

March 31, 2021 total deposits increased $272.1 million, or 27% on an annualized basis, compared to December 31, 2020 and increased $900.2 million, or 26%, compared with March 31, 2020. The increase in total deposits at March 31, 2021 compared with year-end 2020 and March 31, 2020 was impacted by participation in the PPP, continued stimulus payments provided by the federal government and general inflows of customer deposits.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer
D. Neil Dauby, President and Chief Operating Officer
Bradley M Rust, Senior Executive Vice President and Chief Financial Officer
(812) 482-1314

7 of 17

End of Period Deposit Balances	3/31/2021	12/31/2020	3/31/2020
(dollars in thousands)

Non-interest-bearing Demand Deposits	$1,383,888	$1,183,442	$869,847
IB Demand, Savings, and MMDA Accounts	2,548,015	2,428,636	2,008,757
Time Deposits < $100,000	239,911	255,941	303,519
Time Deposits > $100,000	206,859	238,511	296,391
	$4,378,673	$4,106,530	$3,478,514

Results of Operations Highlights – Quarter ended March 31, 2021

Net income for the quarter ended March 31, 2021 totaled $19,557,000, or $0.74 per share, a decline of 6% on a per share basis compared with the fourth quarter 2020 net income of $20,890,000, or $0.79 per share, and an increase of 57% on a per share basis compared with the first quarter 2020 net income of $12,472,000, or $0.47 per share.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer
D. Neil Dauby, President and Chief Operating Officer
Bradley M Rust, Senior Executive Vice President and Chief Financial Officer
(812) 482-1314

8 of 17

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	March 31, 2021			December 31, 2020			March 31, 2020

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$337,981	$85	0.10%	$352,548	$95	0.11%	$45,687	$158	1.39%
Securities	1,295,630	7,327	2.26%	1,114,732	6,826	2.45%	869,969	6,205	2.85%
Loans and Leases	3,107,902	35,164	4.58%	3,168,529	39,244	4.93%	3,059,398	37,936	4.98%
Total Interest Earning Assets	$4,741,513	$42,576	3.63%	$4,635,809	$46,165	3.97%	$3,975,054	$44,299	4.48%

Liabilities
Demand Deposit Accounts	$1,268,409			$1,211,452			$847,891
IB Demand, Savings, and
MMDA Accounts	$2,490,953	$637	0.10%	$2,392,981	$670	0.11%	$1,993,171	$2,956	0.60%
Time Deposits	467,310	805	0.70%	507,805	1,134	0.89%	638,460	2,701	1.70%
FHLB Advances and Other Borrowings	183,376	1,151	2.55%	210,978	1,200	2.26%	236,148	1,658	2.82%
Total Interest-Bearing Liabilities	$3,141,639	$2,593	0.33%	$3,111,764	$3,004	0.38%	$2,867,779	$7,315	1.03%

Cost of Funds			0.22%			0.26%			0.74%
Net Interest Income		$39,983			$43,161			$36,984
Net Interest Margin			3.41%			3.71%			3.74%

During the first quarter of 2021, net interest income totaled $38,932,000, a decline of $3,208,000, or 8%, compared to the fourth quarter of 2020 net interest income of $42,140,000 and an increase of $2,676,000, or 7%, compared to the first quarter of 2020 net interest income of $36,256,000.

The decline in net interest income during the first quarter of 2021 compared with the fourth quarter of 2020 and the increase in net interest income compared with the first quarter of 2020 was largely attributable to fee recognition related to PPP loans. Fees recognized on PPP loans through net interest income during the first quarter of 2021 totaled $3,008,000, $5,400,000 during the fourth quarter of 2020 and $0 during the first quarter of 2020.

The tax equivalent net interest margin for the quarter ended March 31, 2021 was 3.41% compared with 3.71% in the fourth quarter of 2020 and 3.74% in the first quarter of 2020. The Company's net interest

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer
D. Neil Dauby, President and Chief Operating Officer
Bradley M Rust, Senior Executive Vice President and Chief Financial Officer
(812) 482-1314

9 of 17
margin in all periods presented has been impacted significantly by fees recognized as a part of the PPP and accretion of loan discounts on acquired loans. The fees recognized related to the PPP contributed approximately 25 basis points to the net interest margin on an annualized basis in the first quarter of 2021, 47 basis points in the fourth quarter of 2020 and had no impact in the first quarter of 2020. Accretion of loan discounts on acquired loans contributed approximately 7 basis points to the net interest margin in the first quarter of 2021, 9 basis points in the fourth quarter of 2020 and 14 basis points in the first quarter of 2020. Accretion of discounts on acquired loans totaled $867,000 during the first quarter of 2021, $1,047,000 during the fourth quarter of 2020 and $1,406,000 during the first quarter of 2020.

Historically low market interest rates continue to impact the Company's net interest margin. Lower market interest rates continue to negatively impact earning asset yields, with these declines being partially mitigated by a lower cost of funds. The Company has also continued to carry excess liquidity on the balance sheet that resulted from significant deposit growth during 2020, which has continued in the first quarter of 2021, and continued somewhat muted loan growth.

During the quarter ended March 31, 2021, the Company recorded a negative provision for credit losses of $1,500,000 compared with a provision for credit losses of $2,000,000 in the fourth quarter of 2020 and $5,150,000 during the first quarter of 2020. The decline in the level of provision for credit losses in the first quarter of 2021 was largely impacted by a decline in the loan portfolio, excluding PPP loans, and a decline in certain adversely criticized assets. The level of provision for credit losses in both the fourth quarter of 2020 and the first quarter of 2020 was primarily due to the developments related to the COVID-19 pandemic and the resulting impact on the economic assumptions used in the CECL model.

Net charge-offs totaled $260,000 or 3 basis points on an annualized basis of average loans outstanding during the first quarter of 2021, compared with $1,909,000 or 24 basis point on an annualized basis of average loans during the fourth quarter of 2020 and compared with $440,000 or 6 basis points of average loans during the first quarter of 2020. The elevated level of net charge-offs during the fourth quarter of 2020 was primarily related to a single commercial loan relationship that had been adversely classified for several quarters.

During the quarter ended March 31, 2021, non-interest income totaled $15,037,000, an increase of $346,000, or 2%, compared with the fourth quarter of 2020 and an increase of $956,000, or 7%, compared with the first quarter of 2020.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer
D. Neil Dauby, President and Chief Operating Officer
Bradley M Rust, Senior Executive Vice President and Chief Financial Officer
(812) 482-1314

10 of 17

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	3/31/2021	12/31/2020	3/31/2020
(dollars in thousands)

Trust and Investment Product Fees	$2,358	$2,150	$2,031
Service Charges on Deposit Accounts	1,678	1,959	2,237
Insurance Revenues	3,292	1,874	3,229
Company Owned Life Insurance	352	374	1,222
Interchange Fee Income	2,830	2,776	2,482
Other Operating Income	1,350	1,137	427
Subtotal	11,860	10,270	11,628
Net Gains on Loans	2,202	2,530	1,863
Net Gains on Securities	975	1,891	590
Total Non-interest Income	$15,037	$14,691	$14,081

Trust and investment product fees increased $208,000, or 10%, during the first quarter of 2021 compared with the fourth quarter of 2020 and increased $327,000, or 16%, compared with the first quarter of 2020. The increase during the first quarter of 2020 compared with both periods was largely attributable to increased assets under management within the Company's wealth management group.

Service charges on deposit accounts declined $281,000, or 14%, during the first quarter of 2021 compared with the fourth quarter of 2020 and declined $559,000, or 25%, compared with the first quarter of 2020. The decline during the first quarter of 2021 compared with both the fourth quarter of 2020 and first quarter of 2020 was largely related to the economic impacts of the COVID-19 pandemic and resulting change in deposit customer activity.

Insurance revenues increased $1,418,000, or 76%, during the quarter ended March 31, 2021, compared with the fourth quarter of 2020 and increased $63,000, or 2%, compared with the first quarter of 2020. The increase during the first quarter of 2021 compared with the fourth quarter of 2020 was primarily due to increased contingency revenue. Contingency revenue during the first quarter of 2021 totaled $1,445,000 compared with no contingency revenue during the fourth quarter of 2020 and $1,319,000 during the first quarter of 2020. Contingency revenue is reflective of claims and loss experience with insurance carriers that the Company represents through its property and casualty insurance agency. Typically, the majority of contingency revenue is recognized during the first quarter of the year.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer
D. Neil Dauby, President and Chief Operating Officer
Bradley M Rust, Senior Executive Vice President and Chief Financial Officer
(812) 482-1314

11 of 17
Company owned life insurance revenue remained relatively stable during the first quarter of 2021 compared with the fourth quarter of 2020 and declined $870,000, or 71%, compared with the first quarter of 2020. The higher level of revenue in the first quarter of 2020 was largely related to death benefits of $838,000 received from life insurance policies during the first quarter of 2020.

Interchange fee income increased $54,000, or 2%, during the quarter ended March 31, 2021 compared with the fourth quarter of 2020 and increased $348,000, or 14%, compared with the first quarter of 2020. The increased level of fees during the first quarter of 2021 compared with both the fourth quarter of 2020 and the first quarter of 2020 was due to increased card utilization by customers.

Other operating income increased $213,000, or 19%, during the first quarter of 2021 compared with the fourth quarter of 2020 and increased $923,000, or 216%, compared with the first quarter of 2020. The increase during the first quarter of 2021 compared with both periods was largely attributable to fair value adjustments associated with interest rate swap transactions with loan customers.

Net gains on sales of loans declined $328,000, or 13%, during the first quarter of 2021 compared with the fourth quarter of 2020 and increased $339,000, or 18%, compared with the first quarter of 2020. The decline in the first quarter of 2021 compared with the fourth quarter of 2020 was largely related to a lower volume of loans sold during the first quarter of 2021 compared with the fourth quarter of 2020. The increase during the first quarter of 2021 compared with the first quarter of 2020 was generally attributable to a higher sales volume and higher pricing levels on loans sold. Loan sales totaled $68.5 million during the first quarter of 2021, compared with $96.9 million during the first quarter of 2020 and $56.2 million during the fourth quarter of 2020.

The Company realized $975,000 in gains on sales of securities during the first quarter of 2021 compared with $1,891,000 during the fourth quarter of 2020 and $590,000 during the first quarter of 2020. The sales of securities in all periods was done as part of modest shifts in the allocations within the securities portfolio.

During the quarter ended March 31, 2021, non-interest expense totaled $31,259,000, an increase of $1,972,000, or 7%, compared with the fourth quarter of 2020, and an increase of $931,000, or 3%, compared with the first quarter of 2020. The first quarter of 2021 included non-recurring expenses totaling $2,012,000 related to an operating optimization plan previously announced by the Company.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer
D. Neil Dauby, President and Chief Operating Officer
Bradley M Rust, Senior Executive Vice President and Chief Financial Officer
(812) 482-1314

12 of 17

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	3/31/2021	12/31/2020	3/31/2020
(dollars in thousands)

Salaries and Employee Benefits	$17,805	$17,421	$17,400
Occupancy, Furniture and Equipment Expense	4,348	3,600	3,581
FDIC Premiums	334	291	—
Data Processing Fees	1,743	1,747	1,686
Professional Fees	1,160	957	1,084
Advertising and Promotion	782	928	1,071
Intangible Amortization	760	810	960
Other Operating Expenses	4,327	3,533	4,546
Total Non-interest Expense	$31,259	$29,287	$30,328

Salaries and benefits increased $384,000, or 2%, during the quarter ended March 31, 2021 compared with the fourth quarter of 2020 and increased $405,000, or 2%, compared with the first quarter of 2020. The increase in salaries and benefits during the first quarter of 2021 compared both the fourth quarter of 2020 and first quarter of 2020 was largely impacted by the employee severance and related costs associated with the Company's previously disclosed operating optimization plan that totaled approximately $594,000 during the first quarter of 2021. Partially mitigating the increase from the cost of the operating optimization plan was the deferral of salary costs related to the origination of PPP loans during the first quarter of 2021.

Occupancy, furniture and equipment expense increased $748,000, or 21%, during the first quarter of 2021 compared with the fourth quarter of 2020 and increased $767,000, or 21%, compared to the first quarter of 2020. The increase during the first quarter of 2021 compared with both the fourth quarter of 2020 and first quarter of 2021 was primarily due to lease termination costs associated with the Company's operating optimization plan that totaled approximately $875,000 during the first quarter of 2021.

FDIC premiums increased $43,000, or 15%, during the first quarter of 2021 compared with the fourth quarter of 2020 and increased $334,000, or 100%, compared with the first quarter of 2020. The increase during the first quarter of 2021 compared to the first quarter of 2020 was related to credits received from the FDIC during the first quarter of 2020. There were no credits received during the first quarter of 2021. The credits received were due to the reserve ratio of the deposit insurance fund exceeding the FDIC targeted levels.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer
D. Neil Dauby, President and Chief Operating Officer
Bradley M Rust, Senior Executive Vice President and Chief Financial Officer
(812) 482-1314

13 of 17
Professional fees increased $203,000, or 21%, in the first quarter of 2021 compared with the fourth quarter of 2020 and increased $76,000, or 7%, compared with the first quarter of 2020. The increase during the first quarter of 2021 compared with both the fourth quarter of 2020 and first quarter of 2020 was largely attributable to an increase in legal fees.

Advertising and promotion expense declined $146,000, or 16%, in the first quarter of 2021 compared with the fourth quarter of 2020 and declined $289,000, or 27%, compared with the first quarter of 2020. The decline in the first quarter of 2021 compared with the fourth quarter of 2020 was largely attributable to an elevated level of contributions during the fourth quarter of 2020. The decline in the first quarter of 2021 compared with the first quarter of 2020 was largely attributable to a decline in advertising expense due in part to the COVID-19 pandemic.

Other operating expenses increased $794,000, or 22%, during the first quarter of 2021 compared with the fourth quarter of 2020 and declined $219,000, or 5%, compared with the first quarter of 2020. The increase during the first quarter of 2021 compared with the fourth quarter of 2020 was primarily attributable to the write-down of leasehold improvements and furniture and equipment of approximately $543,000 related to the Company's previously announced operating optimization plan.

About German American

German American Bancorp, Inc. is a Nasdaq-traded (symbol: GABC) financial holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bank, operates 73 banking offices in 20 contiguous southern Indiana counties and eight counties in Kentucky. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer
D. Neil Dauby, President and Chief Operating Officer
Bradley M Rust, Senior Executive Vice President and Chief Financial Officer
(812) 482-1314

14 of 17
Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; the severity and duration of the COVID-19 pandemic and its impact on general economic and financial market conditions and our business, results of operations and financial condition; our participation in the Paycheck Protection Program administered by the Small Business Administration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; impacts resulting from possible amendments or revisions to the Dodd-Frank Act and the regulations promulgated thereunder, or to Consumer Financial Protection Bureau rules and regulations; the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and other risk factors expressly identified in the Company’s filings with the United States Securities and Exchange Commission. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	March 31, 2021	December 31, 2020	March 31, 2020
ASSETS
Cash and Due from Banks	$102,758	$57,972	$48,293
Short-term Investments	291,727	289,017	43,832
Investment Securities	1,386,226	1,218,205	876,140

Loans Held-for-Sale	18,493	16,904	15,561

Loans, Net of Unearned Income	3,117,203	3,088,072	3,013,733
Allowance for Credit Losses	(45,099)	(46,859)	(36,641)
Net Loans	3,072,104	3,041,213	2,977,092

Stock in FHLB and Other Restricted Stock	13,048	13,168	13,968
Premises and Equipment	92,044	96,593	96,383
Goodwill and Other Intangible Assets	130,086	130,940	132,968
Other Assets	113,348	113,565	119,616
TOTAL ASSETS	$5,219,834	$4,977,577	$4,323,853

LIABILITIES
Non-interest-bearing Demand Deposits	$1,383,888	$1,183,442	$869,847
Interest-bearing Demand, Savings, and Money Market Accounts	2,548,015	2,428,636	2,008,757
Time Deposits	446,770	494,452	599,910
Total Deposits	4,378,673	4,106,530	3,478,514

Borrowings	173,547	194,529	207,965
Other Liabilities	50,401	51,809	53,834
TOTAL LIABILITIES	4,602,621	4,352,868	3,740,313

SHAREHOLDERS' EQUITY
Common Stock and Surplus	301,216	300,887	301,400
Retained Earnings	302,450	288,447	253,780
Accumulated Other Comprehensive Income	13,547	35,375	28,360
SHAREHOLDERS' EQUITY	617,213	624,709	583,540

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$5,219,834	$4,977,577	$4,323,853

END OF PERIOD SHARES OUTSTANDING	26,546,280	26,502,157	26,540,031

TANGIBLE BOOK VALUE PER SHARE (1)	$18.35	$18.63	$16.98

(1) Tangible Book Value per Share is defined as Total Shareholders' Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
INTEREST INCOME
Interest and Fees on Loans	$35,104	$39,177	$37,858
Interest on Short-term Investments	85	95	158
Interest and Dividends on Investment Securities	6,336	5,872	5,555
TOTAL INTEREST INCOME	41,525	45,144	43,571

INTEREST EXPENSE
Interest on Deposits	1,442	1,804	5,657
Interest on Borrowings	1,151	1,200	1,658
TOTAL INTEREST EXPENSE	2,593	3,004	7,315

NET INTEREST INCOME	38,932	42,140	36,256
Provision for Credit Losses	(1,500)	2,000	5,150
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	40,432	40,140	31,106

NON-INTEREST INCOME
Net Gain on Sales of Loans	2,202	2,530	1,863
Net Gain on Securities	975	1,891	590
Other Non-interest Income	11,860	10,270	11,628
TOTAL NON-INTEREST INCOME	15,037	14,691	14,081

NON-INTEREST EXPENSE
Salaries and Benefits	17,805	17,421	17,400
Other Non-interest Expenses	13,454	11,866	12,928
TOTAL NON-INTEREST EXPENSE	31,259	29,287	30,328

Income before Income Taxes	24,210	25,544	14,859
Income Tax Expense	4,653	4,654	2,387

NET INCOME	$19,557	$20,890	$12,472

BASIC EARNINGS PER SHARE	$0.74	$0.79	$0.47
DILUTED EARNINGS PER SHARE	$0.74	$0.79	$0.47

WEIGHTED AVERAGE SHARES OUTSTANDING	26,510,001	26,493,323	26,663,604
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	26,510,001	26,493,323	26,663,604

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended
		March 31,	December 31,	March 31,
		2021	2020	2020
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.54%	1.67%	1.15%
	Annualized Return on Average Equity	12.47%	13.65%	8.66%
	Annualized Return on Average Tangible Equity (1)	15.75%	17.38%	11.27%
	Net Interest Margin	3.41%	3.71%	3.74%
	Efficiency Ratio (2)	56.81%	50.62%	59.39%
	Net Overhead Expense to Average Earning Assets (3)	1.37%	1.26%	1.63%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.03%	0.24%	0.06%
	Allowance for Credit Losses to Period End Loans	1.45%	1.52%	1.22%
	Non-performing Assets to Period End Assets	0.41%	0.44%	0.44%
	Non-performing Loans to Period End Loans	0.67%	0.70%	0.61%
	Loans 30-89 Days Past Due to Period End Loans	0.15%	0.24%	0.71%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$5,090,369	$4,989,433	$4,335,841
	Average Earning Assets	$4,741,513	$4,635,809	$3,975,054
	Average Total Loans	$3,107,902	$3,168,529	$3,059,398
	Average Demand Deposits	$1,268,409	$1,211,452	$847,891
	Average Interest Bearing Liabilities	$3,141,639	$3,111,764	$2,867,779
	Average Equity	$627,268	$612,220	$575,995

	Period End Non-performing Assets (4)	$21,319	$21,832	$19,079
	Period End Non-performing Loans (5)	$20,994	$21,507	$18,454
	Period End Loans 30-89 Days Past Due (6)	$4,791	$7,413	$21,500

	Tax Equivalent Net Interest Income	$39,983	$43,161	$36,984
	Net Charge-offs during Period	$260	$1,909	$440

(1)	Average Tangible Equity is defined as Average Equity less Average Goodwill and Other Intangibles.
(2)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(3)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(4)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Other Real Estate Owned.
(5)	Non-performing loans are defined as Non-accrual Loans and Loans Past Due 90 days or more.
(6)	Loans 30-89 days past due and still accruing.